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                                 EXHIBIT 23(d)

                 CONSENT OF MARSHALL FINANCIAL CONSULTING, LLC
                           FINANCIAL ADVISER TO CBOC

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                                                                   EXHIBIT 23(d)


                       CONSENT OF INVESTMENT BANKING FIRM



We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 as filed with the Securities & Exchange Commission and the Prospectus/Proxy Statement of Merchants & Manufacturers Corporation, Inc. contained therein relating to the Merger, as defined therein, and consent to the references to our fairness opinion in such Registration Statement and Prospectus/Proxy Statement. We further consent to filing of the aforementioned fairness opinion as an exhibit to the Registration Statement and Prospectus/Proxy Statement. Our fairness opinion is to be dated as of even date with Prospectus/Proxy Statement when, as, and if declared effective, provided that the conditions at the time warrant the giving of such fairness opinion.

/s/ Marshall Financial Consulting LLC
MARSHALL FINANCIAL CONSULTING LLC

Dated November 1, 2000